                              MEDIX.RESOURCES, INC.
                       Connecting the world of healthcare

News Release

CONTACTS:
Gary Smith
(212) 697-2509
(212) 681-9817 (fax)
Andy Brown
(718) 323-7424

             MEDIX AND EXPRESS SCRIPTS TO DEPLOY WEB-BASED PHARMACY
                       TRANSACTION SERVICES TO PHYSICIANS

   Physician real-time access to drug formulary, drug interaction, health plan information and transmittal of prescriptions to pharmacy of patient's choice

      NEW YORK,  October 4th - Medix  Resources,  Inc. (AMEX:  MXR), the healthcare connectivity  company,  and  Express  Scripts,  Inc.  (Nasdaq:  ESRX),  one  of the
nation's  largest  pharmacy benefit managers today announced that the two companies will begin joint  deployment of the Cymedix(R)suite of Pharmacy  Benefit  Management
( "PBM ")  transaction  services  to  physicians.   Under  the  agreement,  Express
Scripts   transactions--including   eligibility   verifications,    patient-specific
formulary  checks,  and  electronic  prescribing--will  be executed by Medix through its Cymedix(R)connectivity and transaction  technology.  Early in the first quarter of 2002,  Medix and Express  Scripts will begin joint  deployment of these services to physicians and Express Scripts health plan customers.
      Medix President and CEO, John R. Prufeta,  stated,  "We are excited about our alliance  with  Express  Scripts to provide  PBM  connectivity  solutions  to their health plan  customers  and  physicians.  Express  Scripts is an ideal match for us
due  to  their   demonstrated   market   leadership  and  sponsorship  of  advanced
technology   initiatives   that  place  decision  making  tools  in  the  hands  of
physicians at the point-of-care.
      "Express   Scripts   recognizes   the  need  to   provide   physicians   with
connectivity  solutions  at the  point-of-care  that can  enhance  the  quality  of patient care by reducing  medication  errors,  reducing  administrative  time,  and better  managing  the cost of  prescription  drugs for our  health  plans and their members,"  said Agnes  Rey-Giraud,  Vice  President  and General  Manager,  Express
Scripts  eBusiness  Division.  "This initiative with Medix will provide  physicians with an  easy-to-use  technology  that  automates  all aspects of the  prescription process.  We look forward to working with Medix in this joint effort."
      "We   anticipate   deployment  in  target  markets  in   collaboration   with
additional  PBM's and  health  plans,"  said  Brian  Ellacott,  Medix  Senior  Vice
President.  "The Medix strategy is to organize and enable clinical,  financial, and administrative  transactions  across  potentially all health plans, labs, and PBM's alliances.  As a result, we will be able to provide  physicians with  e-prescribing tools for a substantial  number of their patients that protects against  medication errors and allows them to spend more time with their  patients.  The  technology is also  designed  to  interface  with  virtually  any  administrative  system  or PMS
("practice  management  system")  in the  physician's  office.  These are  enormous advantages  in  gaining  the  level of  physician  adoption  necessary  to  provide benefit to our customers and to contribute to the growth of  Medix."

About Express Scripts, Inc.
      Express  Scripts  is  one  of  the  largest,   independent  pharmacy  benefit
management  (PBM)  companies in North America.  Through  facilities in seven states and Canada,  the company serves thousands of client groups,  including managed care
organizations,  insurance  carriers,  third-party  administrators,   employers  and
union-sponsored benefit plans.
      Express  Scripts  provides   integrated  PBM  services,   including   network
pharmacy claims processing,  mail pharmacy services,  benefit design  consultation, drug utilization review,  formulary  management,  disease  management,  medical and drug data analysis services,  medical information  management services and informed decision  counseling  services  through its Express Health Line(SM)  division.  The company also provides distribution services for specialty  pharmaceuticals  through its Specialty  Distribution  subsidiary.  Express Scripts is  headquartered  in St.
Louis, Missouri.  More information can be found at  http://www.express-scripts.com, which includes expanded investor information and resources.

About Medix Resources, Inc.
      Medix  Resources,  Inc.,  through its wholly  owned  subsidiary  Cymedix Lynx
Corporation,  is the developer  and provider of the Cymedix(R)suite of fully secure transaction  software  products  that  enable  communication  of high  value  added clinical,  financial,  and  administrative  healthcare  information among physician offices,  hospitals,  health  management  organizations  and  insurance  companies.
Additional  information  about Medix Resources and its products and services can be found by visiting its Web sites,  WWW.MEDIXRESOURCES.COM  and  WWW.CYMEDIX.COM,  or by calling (800) 326-8773.

                                       # # #
Information  in  this  press  release  contains  forward-looking   statements  that
involve  risks  and  uncertainties   that  might  adversely  affect  the  Company's
operating   results  in  the  future  to  a   material   degree.   Such  risks  and
uncertainties  include,  without  limitation,  the  ability of the Company to raise capital to finance the  development  of its software  products,  the  effectiveness and the  marketability  of those  products,  the  ability of the Company to protect its  proprietary  information,  and the  establishment  of an  efficient  corporate
operating   structure   as  the   Company   grows.   These  and  other   risks  and
uncertainties  are presented in detail in the Company's  Form 10-KSB for 2000,  and its  Form  10-Q  for the  second  quarter  of  2001,  which  were  filed  with  the
Securities  and  Exchange  Commission  on March 21,  2001,  and  August  13,  2001,
respectively.  This information is available from the SEC or the Company.